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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                             RURBAN FINANCIAL CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     3) Filing Party:

--------------------------------------------------------------------------------

     4) Date Filed:

--------------------------------------------------------------------------------
PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                             RURBAN FINANCIAL CORP.
                               401 CLINTON STREET
                              DEFIANCE, OHIO 43512
                                 (419) 783-8950

                           ---------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           ---------------------------


                                                                  Defiance, Ohio
                                                                   March 9, 2006

To the Shareholders of
Rurban Financial Corp.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders (the "Annual Meeting") of Rurban Financial Corp. (the "Company") will be held at the Eagles Club, 711 W. Second Street, Defiance, Ohio, on Thursday, April 20, 2006, at 10:00 a.m., Eastern Daylight Savings Time, for the following purposes:

         1. To elect four (4) directors to serve for terms of three (3) years each.

         2. To transact such other business as may properly come before the Annual Meeting and any adjournment(s) thereof.

         Shareholders of record at the close of business on February 23, 2006 are entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment(s) thereof in person or by proxy.

         You are cordially invited to attend the Annual Meeting. Your vote is important, regardless of the number of common shares you own. Whether or not you plan to attend the Annual Meeting, please sign, date and return your proxy card promptly in the enclosed envelope.


                                           By Order of the Board of Directors,
                                           /s/ Kenneth A. Joyce
                                           Kenneth A. Joyce
                                           President and Chief Executive Officer

                             RURBAN FINANCIAL CORP.
                               401 CLINTON STREET
                              DEFIANCE, OHIO 43512
                                 (419) 783-8950

                                 PROXY STATEMENT

         This proxy statement and the accompanying proxy card are being mailed to shareholders of Rurban Financial Corp. (the "Company") on or about March 9, 2006, in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Thursday, April 20, 2006, or at any adjournment(s) thereof. The Annual Meeting will be held at 10:00 a.m., Eastern Daylight Savings Time, at the Eagles Club, 711 W. Second Street, Defiance, Ohio.

         A proxy card for use at the Annual Meeting accompanies this proxy statement. Whether or not you plan to attend the Annual Meeting, you may ensure your representation by completing, signing, dating and promptly returning the enclosed proxy card in the envelope provided. You may revoke your proxy at any time before it is actually voted at the Annual Meeting (1) by giving written notice of revocation to the Secretary of the Company at the address of the Company shown on the cover page of this proxy statement; (2) by executing and returning a later-dated proxy card which is received by the Company prior to the Annual Meeting; or (3) by attending the Annual Meeting and giving notice of revocation in person (but only if you are the registered owner of your common shares). If your common shares are held in the name of your broker, financial institution or other holder of record and you wish to revoke your proxy in person, you must bring an account statement or letter from the broker, financial institution or other holder of record indicating that you were the beneficial owner of the common shares on February 23, 2006, the record date for voting (the "Record Date"). ATTENDANCE AT THE ANNUAL MEETING WILL NOT, IN AND OF ITSELF, CONSTITUTE REVOCATION OF A PROXY.

         Only shareholders of the Company of record at the close of business on the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment(s) thereof. At the close of business on the Record Date, 5,027,433 common shares were outstanding and entitled to vote. Each common share of the Company entitles the holder thereof to one vote on each matter to be submitted to shareholders at the Annual Meeting. A quorum for the Annual Meeting is a majority of the outstanding common shares in attendance at the Annual Meeting in person or by proxy.

         Shareholders holding common shares in "street name" with a broker, financial institution or other holder of record may be eligible to appoint their proxy electronically via the Internet or telephonically and may incur costs associated with electronic access. Such shareholders should review the information provided to them by their broker or other holder of record. This information will describe the procedures to be followed in instructing the holder of record how to vote the street name common shares and how to revoke previously given instructions.

         Common shares represented by properly executed proxy cards that are returned to the Company prior to the Annual Meeting will be counted toward the establishment of a quorum for the Annual Meeting even though they are marked "Abstain," "Against," "Withhold Authority" or "For All Except" or not marked at all. Brokers who hold their customers' common shares in street name may, under the applicable rules of the exchange or other self-regulatory organizations of which the brokers are members, sign and submit proxy cards for such common shares and may vote such common shares on routine matters, such as the uncontested election of directors. However, brokers who hold common shares in street name may not vote such common shares on non-routine matters without specific instructions from the customer who owns the common shares. Proxy cards that are signed and submitted by brokers that have not been voted on certain matters as described in the previous sentence are referred to as "broker non-votes." Broker non-votes count toward the establishment of a quorum at the Annual Meeting.

         The Company will bear the costs of preparing, printing and mailing this proxy statement, the accompanying proxy card and any other related materials, as well as all other costs incurred in connection with the solicitation of proxies on behalf of the Company's Board of Directors other than the Internet and telephone usage charges incurred if a shareholder appoints a proxy electronically through a holder of record. Proxies will be solicited by mail and may be further solicited, for no additional compensation, by officers, directors or employees of the Company and its subsidiaries by further mailing, by telephone or by personal contact. The Company will also pay the standard charges and expenses of brokers, voting trustees, financial institutions and other custodians, nominees and fiduciaries, who are record holders of common shares not beneficially owned by them, for forwarding materials to and obtaining proxies from the beneficial owners of common shares entitled to vote at the Annual Meeting.

         If you are a participant in the Employee Stock Ownership and Savings Plan of Rurban Financial Corp. (the "Rurban ESOP and Savings Plan") and common shares have been allocated to your account in the Rurban ESOP and Savings Plan, you will be entitled to instruct the trustee of the Rurban ESOP and Savings Plan how to vote those common shares and you may receive your voting instruction card separately. If you do not provide voting instructions, the common shares allocated to your account in the Rurban ESOP and Savings Plan will not be voted.

         The Annual Report to the Shareholders of the Company for the fiscal year ended December 31, 2005 (the "2005 fiscal year") is being delivered with this proxy statement.


                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table furnishes information concerning the beneficial ownership of common shares of the Company, as of the Record Date, by each person known by the Company to own more than 5% of the outstanding common shares of the Company, each current director, each person nominated for election as a director, each executive officer named in the Summary Compensation Table, and all current executive officers and directors of the Company as a group:

                                                         Amount and Nature of Beneficial Ownership (1)
                                        ---------------------------------------------------------------------------------
                                                                    Common Shares Which
                                                                   Can Be Acquired Upon
                                                                    Exercise of Options
                                                                   Currently Exercisable
                  Name of                 Common Shares             Becoming Exercisable                    Percent of
             Beneficial Owner            Presently Held                Within 60 Days           Total        Class (2)
             ----------------            --------------            ---------------------        -----        ---------
   James E. Adams (3)                               1,000                      0                     1,000      (4)
   Thomas A. Buis                                   4,554    (5)           7,953                    12,507      (4)
   Thomas M. Callan                                37,388    (6)           7,953                    45,341      (4)
   John R. Compo                                   43,978    (7)          10,709                    54,687     1.09%
   Robert W. Constien (3)                          30,007    (8)               0                    30,007      (4)
   John Fahl                                       21,170                 10,709                    31,879      (4)
   Robert A. Fawcett, Jr.                           7,335    (9)          10,709                    18,044      (4)
   Richard L. Hardgrove                             1,000                  5,000                     6,000      (4)
   Kenneth A. Joyce (3)                            16,961   (10)          53,519                    70,480     1.40%
   Rita A. Kissner                                  2,489                      0                     2,489      (4)
   Thomas L. Sauer                                  4,348   (11)               0                     4,348      (4)
   Jeffrey D. Sewell (3)                            2,472                  9,589                    12,061      (4)
   Henry R. Thiemann (3)                            5,775   (12)          19,077                    24,852      (4)
   Steven D. VanDemark                             13,865   (13)          17,613                    31,478      (4)
   J. Michael Walz, D.D.S.                         34,864   (14)          10,709                    45,573      (4)
   All executive officers and
   directors as a group (15 persons)              201,353   (15)          168,334                 369,687     7.35%

(1) Unless otherwise noted, the beneficial owner has sole voting and investment power with respect to all of the common shares reflected in the table. All fractional common shares have been rounded up to the nearest whole common share. The mailing address of each of the current executive officers and directors of the Company is 401 Clinton Street, Defiance, Ohio 43512. The mailing address of the Trustee of the Employee Stock Ownership and Savings Plan of Rurban Financial Corp. is Reliance Financial Services, 401 Clinton Street, Defiance, Ohio 43512.

(2) The percent of class is based upon 5,027,433 common shares outstanding on the Record Date and entitled to vote at the Annual Meeting, and the number of common shares, if any, as to which the named person or group has the right to acquire beneficial ownership upon the exercise of options which are currently exercisable or will become exercisable within 60 days after the Record Date.

(3) Individual named in the Summary Compensation Table. Mr. Adams resigned as Executive Vice President and Chief Financial Officer of the Company effective November 30, 2005. Mr. Sinn was promoted to Chief Financial Officer of the Company effective December 1, 2005. Mr. Constien resigned as Chairman, President and Chief Executive Officer of Reliance Financial Services, N.A. ("RFS") effective January 3, 2006. Mr. Joyce also serves as a director of the Company.

(4) Reflects ownership of less than 1% of the outstanding common shares of the Company.

(5) Includes 1,829 common shares held in the name of Mr. Buis' wife, as to which she exercises sole voting and investment power.

(6) Includes 32,730 common shares held in a trust for the benefit of the wife of Mr. Callan as to which he exercises shared voting and investment power.

(7) Includes 2,756 common shares held jointly by Mr. Compo and his wife, as to which he exercises shared voting and investment power.

(8) Includes 29,336 common shares held for the account of Mr. Constien in the Rurban ESOP and Savings Plan.


(9) Includes 6,198 common shares held by the Robert A. Fawcett Jr. Trust as to which Mr. Fawcett has sole voting and investment power.

(10) Includes 100 common shares held in the name of Mr. Joyce's son for which Mr. Joyce is custodian; and 5,231 common shares held for the account of Mr. Joyce in the Rurban ESOP and Savings Plan.

(11) Includes 2,604 shares held jointly by Mr. Sauer and City Beverage as to which Mr. Sauer exercises sole voting and investment power, and 1,744 shares held jointly by Mr. Sauer and his wife as to which Mr. Sauer exercises shared voting and investment power.

(12) Includes 601 common shares held jointly by Mr. Thiemann and his wife, as to which he exercises shared voting and investment power; and 3,601 common shares held for the account of Mr. Thiemann in the Rurban ESOP and Savings Plan.

(13) Includes 4,390 common shares held jointly by Mr. VanDemark and his wife, as to which he exercises shared voting and investment power. Also includes 4,132 common shares held in the names of Mr. VanDemark's children for which Mr. VanDemark is custodian.

(14) Includes 737 common shares held by Dr. Walz and his spouse as to which Dr. Walz exercises shared voting and investment power.

(15) See Notes (5) through (14) above. Excludes common shares held by Messrs. Adams and Constien as they resigned prior to the Record Date.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         To the Company's knowledge, based solely on a review of the reports furnished to the Company and written representations that no other reports were required during the 2005 fiscal year, all filing requirements applicable to officers, directors and owners of more than 10% of the outstanding common shares of the Company under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), were complied with.

                              ELECTION OF DIRECTORS

         There are currently eleven individuals serving as members of the Board of Directors - four in the class whose terms expire at the Annual Meeting, three in the class whose terms expire in 2007 and four in the class whose terms expire in 2008. On June 16, 2005, upon the recommendation of the Governance and Nominating Committee, Thomas L. Sauer was elected as a director of the Company to fill the vacancy created by the retirement of Eric C. Hench effective June 15, 2005. Mr. Sauer was recommended to the Governance and Nominating Committee by the directors and executive officers of the Company. Mr. Sauer has served as a director of The State Bank and Trust Company ("State Bank") since August 2004.

         The Board of Directors has reviewed, considered and discussed each director's relationships, both direct or indirect, with the Company and its subsidiaries and the compensation and other payments, if any, each director has, both directly or indirectly, received from or made to the Company and its subsidiaries in order to determine whether such director qualifies as independent under Rule 4200(a)(15) of the Marketplace Rules of The Nasdaq Stock Market, Inc. ("Nasdaq"). The Board of Directors has determined that the Board of Directors has at least a majority of independent directors, and that each of the following directors has no financial or personal ties, either directly or indirectly, with the Company or its subsidiaries (other than compensation as a director of the Company and its subsidiaries, banking relationships in the ordinary course of business with the Company's banking subsidiaries and ownership of the Company's common shares as described in this proxy statement) and thus qualifies as independent under Nasdaq Marketplace Rule 4200(a)(15):
Thomas A. Buis, Thomas M. Callan, John R. Compo, John Fahl, Robert A. Fawcett, Jr., Richard L. Hardgrove, Rita A. Kissner, Thomas L. Sauer, Steven D. VanDemark and J. Michael Walz, D.D.S.

         The Board of Directors proposes that each of the four nominees identified below be elected for a new term of three years. Each nominee was recommended to the Board of Directors by the Governance and Nominating Committee. Each individual elected as a director at the Annual Meeting will hold office for a term of three years and until his or her successor is elected and qualified, or until his or her earlier resignation, removal from office or death. Common shares represented by properly executed and returned proxy cards will be voted FOR the election of the Board of Directors' nominees unless authority to vote for one or more nominees is withheld. If a nominee who would otherwise receive the required number of votes becomes unavailable or unable to serve as a director, the individuals designated as proxy holders reserve full discretion to vote the common shares represented by the proxies they hold for the election of the remaining nominees and for the election of any substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees named below will not serve if elected.

         The following table gives certain information, as of the Record Date, concerning each nominee for election as a director of the Company. Unless otherwise indicated, each person has held his or her principal occupation for more than five years.

                                                                                  Director of the
                                             Position(s) Held with the               Company            Nominee
                                            Company and its Subsidiaries           Continuously         for Term
Nominee                              Age     and Principal Occupation(s)              Since            Expiring In
-------                              ---    ----------------------------------    ---------------      -----------
Thomas A. Buis                       69    Consultant, Blanchard Valley Health         2001               2009
                                           Association, Findlay, Ohio, a
                                           non-profit parent corporation of an
                                           integrated regional health system,
                                           since 2004; retired as President
                                           and Chairman in 2004; served as
                                           Chairman from 2000 to 2004 and
                                           President from 1975 to 2000 of
                                           Spencer-Patterson Agency, Inc.,
                                           Findlay, Ohio, an insurance
                                           agency.   Director of State Bank
                                           since 2004. Director of RFS from
                                           2003 to July 2005.
 Kenneth A. Joyce                    57    President and Chief Executive               2002               2009
                                           Officer of the Company since August
                                           2002; Chairman and Chief Executive
                                           Officer of Rurbanc Data Services,
                                           Inc., ("RDSI") since October 1997;
                                           Director of State Bank since 2002;
                                           Director of RFCBC, Inc. ("RFCBC")
                                           since 2004; Director of RDSI since
                                           1997; Director of The Exchange Bank
                                           since January 2006.
Thomas L. Sauer                      58    President and Owner of City               June 2005            2009
                                           Beverage, a beer distributor;
                                           Director of State Bank since August
                                           2004.
J. Michael Walz, D.D.S.              62    General Dentist of Defiance Dental          1992               2009
                                           Group in Defiance, Ohio since 1970;
                                           Director of State Bank since 1989;
                                           Director of RFCBC since 2004;
                                           Director of RFS from 1997-2005;
                                           Director and Chairman of The
                                           Exchange Bank since January 2006.

         The following table gives certain information, as of the Record Date, concerning the current directors whose terms will continue after the Annual Meeting. Unless otherwise indicated, each person has held his principal occupation for more than five years.

                                                                                     Director of the
                                                 Position(s) Held with the               Company            Term
                                            Company and its Subsidiaries              Continuously        Expires
Name                                Age      and Principal Occupation(s)                  Since              In
----                                ---    -------------------------------           ---------------    ------------
Thomas M. Callan                     63    (Retired) President and Owner of                2001             2007
                                           Defiance Stamping Company, Defiance
                                           Ohio, a metal stamping company, from
                                           1980 to April 2005; Director of State
                                           Bank since 1996.
Richard L. Hardgrove                 66    (Retired) President and Chief                   2004             2007
                                           Executive Officer of the Eastern
                                           Region of Sky Bank, Salineville, Ohio
                                           from 1998 to 2001; Director of State
                                           Bank since 2004.
Steven D. VanDemark                  53    General Manager of Defiance Publishing          1991             2007
                                           Company, Defiance, Ohio, a newspaper
                                           publisher, since 1985; Chairman of
                                           the Board of the Company since 1992;
                                           Director of State Bank since 1990;
                                           Chairman of the Board of State Bank
                                           since 1992; Director of RDSI since
                                           1997; Director of RFCBC since 2004.
John R. Compo                        61    Chairman of Board and President of              1987             2008
                                           Compo Corporation, Defiance, Ohio, an
                                           industrial property management and
                                           logistical warehousing company, since
                                           1984; Director of State Bank since
                                           1985.
John Fahl                            69    (Retired) President from 1994 to 2001           1996             2008
                                           of Tire Operations, and Director from
                                           1992 to 2001, of Cooper Tire & Rubber
                                           Company, Findlay, Ohio, a tire and
                                           rubber manufacturer; Director of
                                           Lehigh Technologies, LLC, a
                                           manufacturer of rubber powders, since
                                           2004; Director of State Bank since
                                           2004; Chairman of the Board and
                                           Director of RFCBC since 2004.


                                                                                     Director of the
                                                 Position(s) Held with the               Company            Term
                                            Company and its Subsidiaries              Continuously        Expires
Name                                Age      and Principal Occupation(s)                  Since              In
----                                ---    -------------------------------           ---------------    ------------
Robert A. Fawcett, Jr.               64    Insurance Agent, Fawcett, Lammon,               1992             2008
                                           Recker and Associates Insurance
                                           Agency, Inc., Ottawa, Ohio, since
                                           1998; Director of State Bank since
                                           2004; Director RFCBC from 2001 to
                                           2004.
Rita A. Kissner                      60    (Retired) Mayor of City of Defiance,            2004             2008
                                           Ohio from 1992 to 2000; Director of
                                           State Bank since 2004.

         There are no family relationships among any of the directors, nominees for election as directors and executive officers of the Company.

RECOMMENDATION AND VOTE

         Under Ohio law and the Company's Code of Regulations (as amended), the four nominees receiving the greatest number of votes will be elected.

         Common shares represented by properly executed and returned proxy cards will be voted FOR the election of the Board of Directors' nominees named above unless authority to vote for one or more nominees is withheld. Shareholders may withhold authority to vote for the entire slate as nominated or, by writing the name of one or more nominees on the line provided on the proxy card, withhold the authority to vote for one or more nominees. Common shares as to which the authority to vote is withheld and broker non-votes will be counted for quorum purposes, but will not be counted toward the election of directors or toward the election of the individual nominees specified on the proxy card.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED ABOVE.

MEETINGS OF AND COMMUNICATIONS WITH THE BOARD OF DIRECTORS

         The Board of Directors of the Company held a total of fourteen meetings during the 2005 fiscal year. Each incumbent director attended 75% or more of the aggregate of the number of meetings held by the Board of Directors and the number of meetings held by the Board committees on which he or she served. In accordance with the Nasdaq Marketplace Rules, the independent directors meet in executive session as appropriate matters for their consideration arise.

         The Company encourages all incumbent directors and director nominees to attend each annual meeting of shareholders. All of the incumbent directors and director nominees attended the Company's last annual meeting of shareholders held on April 21, 2005.

         Shareholders may initiate communication to the Board either generally or in care of Valda Colbart, the Company's Investor Relations Officer, or another corporate officer. There is no screening process, and all shareholder communications that are received by officers for the Board's attention are forwarded to the Board.

         Any communication to the Board may be mailed to the Board, in care of Valda Colbart, the Company's Investor Relations Officer, at the Company's headquarters, 401 Clinton Street, Defiance, Ohio 43512. The mailing envelope must contain a clear notation indicating that the enclosed letter is a "Shareholder-Board Communication" or "Shareholder-Director Communication." In addition, communication via the Company's website at www.rurbanfinancial.net may be used. All such communications, whether via mail or the website, must identify the author as a shareholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Investor Relations Officer will make copies of all such communications and circulate them to the appropriate director or directors without any screening.

COMMITTEES OF THE BOARD

         The Board of Directors has five standing committees: the Executive-Compliance Committee, the Compensation Committee, the Audit Committee, the Loan Review Committee, and the Governance and Nominating Committee.

         Executive-Compliance Committee

         The Board of Directors of the Company has an Executive-Compliance Committee comprised of John R. Compo, Robert A. Fawcett, Jr., Kenneth A. Joyce, Rita A. Kissner, Steven D. VanDemark (Chair), and J. Michael Walz, D.D.S. Eric
C. Hench was a member of the Executive-Compliance Committee until his retirement in June 2005. The Governance and Nominating Committee of the Company appointed Rita A. Kissner to the Executive-Compliance Committee in August 2005. The function of the Executive-Compliance Committee is to act on behalf of the Board of Directors between regularly scheduled meetings of the Board of Directors and to monitor corporate compliance with applicable laws and regulations. The Executive-Compliance Committee met three times during the 2005 fiscal year.

         Compensation Committee

         The Board of Directors of the Company has a Compensation Committee comprised of John R. Compo, John Fahl (Chair), Steven D. VanDemark and J. Michael Walz, D.D.S. Eric C. Hench was a member of the Compensation Committee until his retirement in June 2005. The Board of Directors has determined that each member of the Compensation Committee qualifies as independent under Rule 4200(a)(15) of the Nasdaq Marketplace Rules. In addition, each member of the Compensation Committee qualifies as an "outside director" for purposes of
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), and as a "non-employee director" for purposes of Section 16b-3 under the Exchange Act.

         The function of the Compensation Committee is to review and recommend to the Board of Directors of the Company the salary, bonus and other cash compensation to be paid to, and the other benefits to be received by, the Company's executive officers, including the President and Chief Executive Officer. The Compensation Committee also evaluates and makes recommendations regarding the compensation of the directors, including their compensation for services on Board committees. The Compensation Committee also administers the Rurban Financial Corp. Stock Option Plan. The Compensation Committee met twice during the 2005 fiscal year. The report of the Compensation Committee on executive compensation begins on page 15.

         Audit Committee

         The Board of Directors of the Company has an Audit Committee comprised of Thomas M. Callan, Robert A. Fawcett, Jr. (Chair), Richard L. Hardgrove and Rita A. Kissner (since January 19, 2005). The Board of Directors has determined that each member of the Audit Committee qualifies as independent under Nasdaq Marketplace Rules 4200(a)(15) and 4350(d)(2) as well as under Rule 10A-3 promulgated under the Exchange Act. The Audit Committee met eight times during the 2005 fiscal year.

         The Board of Directors has determined that each member of the Audit Committee is able to read and understand financial statements, including the Company's balance sheet, income statement and cash flow statement, and is qualified to discharge his or her duties to the Company and its subsidiaries. In addition, the Board of Directors has determined that Richard L. Hardgrove qualifies as an "audit committee financial expert" for purposes of Item 401(h) of Regulation S-K promulgated by the Securities and Exchange Commission ("SEC") by virtue of his service as the President and Chief Executive Officer of Sky Bank prior to his retirement.

         The Audit Committee is organized and conducts its business pursuant to a written charter adopted by the Board of Directors. At least annually, the Audit Committee reviews and reassesses the adequacy of its charter and recommends changes to the full Board of Directors as necessary. The purpose of the Audit Committee is to assist the Board of Directors in its oversight of:

               - the accounting and financial reporting principles and policies and the internal accounting and disclosure controls and procedures of the Company and its subsidiaries;

               -  the Company's internal audit function;

               - the certification of the Company's quarterly and annual financial statements and disclosures; and

               - the Company's consolidated financial statements and the independent audit thereof.

         The Audit Committee is also directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services. The independent registered public accounting firm reports directly to the Audit Committee. The Audit Committee evaluates the independence of the independent registered public accounting firm on an ongoing basis. Additionally, the Audit Committee reviews and pre-approves all audit services and permitted non-audit services provided by the independent registered public accounting firm to the Company or any of its subsidiaries and ensures that the independent registered public accounting firm is not engaged to perform the specific non-audit services prohibited by law, rule or regulation. The Audit Committee is also responsible for establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. The Audit Committee's report relating to the 2005 fiscal year begins at page 35.

         Loan Review Committee

         The Board of Directors of the Company has a Loan Review Committee comprised of Thomas A. Buis, Thomas M. Callan (Chair) and Thomas L. Sauer (since June 15, 2005). The function of the Loan Review Committee is to assist the Board of Directors in fulfilling its oversight responsibilities of credit quality in the subsidiary banks. The Loan Review Committee is comprised of independent directors who are not involved in the loan approval process at subsidiary banks. The Loan Review Committee has an established charter and met nine times during the 2005 fiscal year.

         Governance and Nominating Committee

         The Board of Directors of the Company has a Governance and Nominating Committee comprised of Thomas A. Buis (Chair), Robert A. Fawcett, Jr., Steven D. VanDemark and J. Michael Walz, D.D.S. The Board of Directors has determined that each member of the Governance and Nominating Committee qualifies as independent under Nasdaq Marketplace Rule 4200(a)(15). The function of the Governance and Nominating Committee is to assist the Board of Directors in identifying qualified individuals to become directors of the Company and its subsidiaries, determining the composition of the boards of directors and their committees, monitoring a process to assess the effectiveness of the boards of directors and developing and implementing the Company's corporate governance guidelines. The Governance and Nominating Committee also evaluates the performance of the current members of the Company's Board of Directors on an annual basis. The Governance and Nominating Committee met twice during the 2005 fiscal year. The charter of the Governance and Nominating Committee is posted on the Company's website at www.rurbanfinancial.net.

NOMINATING PROCEDURES

         As described above, the Company has a standing Governance and Nominating Committee that has the responsibility to identify and recommend individuals qualified to become directors. The Governance and Nominating Committee selected the nominees for re-election as directors at the Company's Annual Meeting. When considering potential candidates for the Board of Directors, the Governance and Nominating Committee strives to assure that the composition of the Board of Directors, as well as its practices and operation, contribute to value creation and to the effective representation of the Company's shareholders. The Governance and Nominating Committee will consider those factors it deems appropriate in evaluating director candidates, including judgment, skill, strength of character and experience. Depending upon the current needs of the Board of Directors, certain factors may be weighed more or less heavily by the Governance and Nominating Committee.

         In considering candidates for the Board of Directors, the Governance and Nominating Committee evaluates the entirety of each candidate's credentials and does not have any specific minimum qualifications that must be met by a nominee. However, the Governance and Nominating Committee strives to select candidates who have the highest personal and professional integrity; who have demonstrated exceptional ability and judgment; who shall be most effective, in conjunction with the other members of the Board, in serving the long-term interests of the Company's shareholders; who can devote the necessary time to serve as a director; and who have a working knowledge of financial statements and a sense of proper corporate governance. In addition, no person who is 70 years old or older will be eligible to be elected or re-elected to the Board of Directors.

         The Governance and Nominating Committee considers candidates for the Board of Directors from any reasonable source, including shareholder recommendations. The Governance and Nominating Committee does not evaluate candidates differently based on who has made the recommendation. The Governance and Nominating Committee has the authority under its charter to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates. No such consultants or search firms have been used to date and, accordingly, no fees have been paid to consultants or search firms.

         Shareholders may recommend director candidates for consideration by the Governance and Nominating Committee by writing to Steven D. VanDemark, Chairman of the Board of the Company, Thomas A. Buis, Chairman of the Governance and Nominating Committee, Kenneth A. Joyce, President and Chief Executive Officer of the Company, or Valda Colbart, the Company's Investor Relations Officer. To be considered, recommendations must be received at the Company's principal office located at 401 Clinton Street, Defiance, Ohio 43512 no later than June 30 of the year preceding the annual meeting of shareholders and must state the qualifications of the proposed candidate.

         Shareholders who wish to nominate an individual for election as a director at an annual meeting of shareholders of the Company must comply with the Company's Code of Regulations regarding shareholder nominations. All shareholder nominations must be made in writing and delivered or mailed (by first class mail, postage prepaid) to the Secretary of the Company at the Company's principal office located at 401 Clinton Street, Defiance, Ohio 43512. Nominations for an annual meeting of shareholders must be received by the Secretary of the Company on or before the later of (a) the February 1st immediately preceding the date of the annual meeting of shareholders or (b) the 60th day prior to the first anniversary of the most recent annual meeting of shareholders at which directors were elected. However, if the annual meeting of shareholders is not held on or before the 31st day next following the first anniversary of the most recent annual meeting of shareholders at which directors were elected, nominations must be received by the Secretary of the Company within a reasonable time prior to the date of the annual meeting of shareholders. Nominations for a special meeting of shareholders at which directors are to be elected must be received by the Secretary of the Company no later than the close of business on the 7th day following the day on which the notice of the special meeting was mailed to shareholders. In any event, each nomination must contain the following information: (a) the name, age, business address and residence address of each proposed nominee; (b) the principal occupation or employment of each proposed nominee; (c) the number of common shares owned beneficially and of record by each proposed nominee and the length of time the proposed nominee has owned such shares; and (d) any other information required to be disclosed with respect to a nominee for election as a director under the proxy rules promulgated under the Exchange Act. Nominations not made in accordance with the Company's Code of Regulations will not be considered.

CODE OF CONDUCT

         In accordance with the applicable sections of the Nasdaq Marketplace Rules and rules of the SEC, the Board of Directors has adopted the Rurban Financial Corp. Code of Conduct and Ethics which applies to the directors, officers and employees of the Company and its subsidiaries. The Code of Conduct and Ethics is posted on the "Corporate Governance" page of the Company's website at www.rurbanfinancial.net.

DIRECTORS' COMPENSATION

         Each director of the Company who is not an employee of the Company or one of its subsidiaries (a "non-employee director") currently receives an annual cash retainer in the amount of $9,000 paid in twelve monthly installments of $750. The Chairman of the Board of Directors of the Company (Steven D. VanDemark) receives an additional annual cash retainer of $12,000 paid in twelve monthly installments of $1,000. Each non-employee director also receives an annual cash retainer of $1,000 (increased from $500 in 2005) for each committee of the Board of Directors on which he or she serves, except and the member of the Audit Committee designated as the "audit committee financial expert" (Richard L. Hardgrove) receives an annual cash retainer of $4,000 (increased from $3,500 in 2005). Each non-employee director also receives an additional $250 (increased from $100 in 2005) for each Board of Director meeting attended and

$250 for each meeting of a committee of the Board of Directors attended. In 2005, only members of the Executive-Compliance Committee received $250 for each committee meeting attended.

         Each non-employee director of the Company also serves on the board of directors of one or more of the Company's subsidiaries, and receives an annual cash retainer for such service as well as fees for attendance at meetings of the board of directors of the appropriate Company subsidiary (and committees of that board).

         The following table summarizes the aggregate amount of fees paid in cash to each incumbent non-employee director of the Company for service on the Board of Directors of the Company (and committees of the Company board) and for service in the board of directors of a subsidiary of the Company (and committees of that board) during the 2005 fiscal year:

                                     Aggregate
                                      Company                      Aggregate
   Name                          Board of Director                Subsidiary                     TOTAL
   ----                                 Fees                         Fees                      FEES PAID
                                -------------------               ----------                   ---------
   Thomas A. Buis                       $14,750                    $11,750                      $26,500
   Thomas M. Callan                     $15,450                    $ 8,200                      $23,650
   John R. Compo                        $13,950                    $10,300                      $24,250
   John Fahl                            $12,200                    $21,025                      $33,225
   Robert A. Fawcett, Jr.               $16,300                    $10,975                      $27,275
   Richard L. Hardgrove                 $ 6,250                    $ 7,800                      $24,050
   Rita A. Kissner                      $13,700                    $10,525                      $24,225
   Thomas L. Sauer                      $ 7,500                    $12,100                      $19,600
   Steven D. VanDemark                  $26,800                    $18,325                      $45,125
   J. Michael Walz, D.D.S.              $16,950                    $18,400                      $35,350

         From time to time, non-employee directors of the Company also receive options to purchase common shares of the Company. These options are awarded under the Rurban Financial Corp. Stock Option Plan at the discretion of the Compensation Committee. There were no options awarded to non-employee directors of the Company during 2005. Messrs. Joyce, Adams, Constien, and Thiemann received options during the 2005 fiscal year as described under "COMPENSATION OF EXECUTIVE OFFICERS--GRANTS OF OPTIONS."

RURBAN FINANCIAL CORP. PLAN TO ALLOW DIRECTORS TO ELECT TO DEFER COMPENSATION

         On March 12, 1997, the Board of Directors of the Company adopted the Rurban Financial Corp. Plan to Allow Directors to Elect to Defer Compensation (the "Deferred Compensation Plan"). The purpose of the Deferred Compensation Plan is to advance the interests of the Company and its shareholders by allowing the directors of the Company and/or its subsidiaries an opportunity to elect to defer payment of all or a portion of their compensation received for their services as directors.

         The Plan is administered by the Board of Directors of the Company. Subject to the express provisions of the Plan, the Board has sole discretion and authority to determine from time to time the individuals that are eligible to participate in the Plan.

         Each director of the Company and its subsidiaries is eligible to participate in the Plan by electing to defer the receipt of all or a portion of the compensation to be received by such director or otherwise payable to him during any calendar year. At the time that a director first elects to defer compensation, the Company will establish an account ("Account") in such director's name to which all of the director's deferred compensation will be credited. At the end of each calendar year, the directors' Account will be credited with an amount of interest equal to the rate determined by the Board of Directors for such year.

         In the event that a director's service to the Company or any of it subsidiaries is terminated for any reason, the director will be entitled to receive a distribution (a "Distribution") from the Company for the amount of deferred compensation and accrued interest then credited to such director's Account. A Distribution to a director for the amount credited to such director's Account may be made in cash either in a lump sum or in approximately equal annual installments over a period of ten years. Each director will be allowed to suggest his/her preferred method of Distribution; however, the Board shall have the ultimate discretion in determining the actual method of Distribution. Directors who receive a Distribution from the Plan in installment payments, shall, each year, earn interest on any undistributed amounts credited to such director's Account as of the last day of each calendar year at a rate equal to the prime rate offered by the Company on the first day of that year.

         Any Distribution received by a director under the Plan will be treated as ordinary income for federal income tax purposes at the time that such director received the Distribution.

         The Board of Directors may amend or terminate the Plan at any time, without the consent of any director of the Company or its subsidiaries.

         To date, no director of the Company or its subsidiaries has opted to participate in the Plan.


OTHER DIRECTOR BENEFITS

         Additional life insurance is provided to certain officers and directors of the Company through a bank-owned life insurance policy ("BOLI"). In 2004, State Bank purchased an $8 million BOLI. By way of a separate split-dollar agreement, the BOLI policy interests are divided between State Bank and the insured's beneficiary. State Bank owns the policy cash value and a portion of the policy net death benefit, over and above the cash value assigned to the insured's beneficiary. The cash surrender value of these life insurance policies totaled approximately $8,524,234 at December 31, 2005. Thomas A. Buis and John Fahl have $50,000 coverage and Thomas M. Callan, John R. Compo, Robert A. Fawcett, Jr., Steven D. VanDemark and J. Michael Walz each have coverage of $100,000.

         Directors are also entitled to receive reimbursement for all reasonable expenses incurred while serving in the capacity as a director of the Company or its subsidiaries. Reimbursement includes, but is not limited to, expenses incurred for continuing education (i.e. travel, lodging, meals, etc.).


                        TRANSACTIONS INVOLVING MANAGEMENT

         During the 2005 fiscal year, executive officers and directors of the Company (including certain executive officers of the Company's subsidiaries), members of their immediate families and corporations or organizations with which they are affiliated entered into banking transactions with the Company's subsidiaries (State Bank, The Exchange Bank) in the ordinary course of their respective businesses and in compliance with applicable federal and state laws and regulations. It is expected that similar transactions will be entered into in the future. Loans to such persons have been made on substantially the same terms, including the interest rate charged and collateral required, as those prevailing at the time for comparable transactions with persons not affiliated with the Company or its subsidiaries and all such loans comply with Regulation O of the federal banking laws and comparable laws of the State of Ohio. These loans have been, and are presently, subject to no more than a normal risk of uncollectibility and present no other unfavorable features. The amount of loans to directors and executive officers of the Company (including certain executive officers of the Company's subsidiaries) and their associates as a group at December 31, 2005, was $3,589,390, including undrawn lines of credit. As of the date hereof, all of such loans were performing loans.


                      REPORT OF THE COMPENSATION COMMITTEE
               OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

         Kenneth A. Joyce and James E. Adams received compensation from the Company for services rendered during the 2005 fiscal year in their capacities as executive officers of the Company and one or more of its subsidiaries. Henry R. Thiemann received compensation from State Bank and the Company for services rendered during the 2005 fiscal year in his capacity as an executive officer of State Bank and the Company. Robert W. Constien and Jeffrey D. Sewell received compensation from State Bank and/or RFS for services rendered during the 2005 fiscal year in their capacities as executive officers of State Bank and/or RFS. Duane L. Sinn received compensation from State Bank for services rendered during the 2005 fiscal year in his capacity as a senior officer of State Bank. Mr. Sinn was named Chief Financial Officer of the Company effective December 1, 2005. Mr. Adams resigned as Chief Financial Officer of the Company effective November 30, 2005.

         The Compensation Committee is comprised of four independent directors. The Compensation Committee reviews and recommends to the full Board of Directors the salaries, bonuses and other cash compensation to be paid to, and the other benefits to be received by, the executive officers of the Company. The Compensation Committee has developed, implemented and maintains an executive compensation program that supports the overall objectives and performance of the Company and provides compensation levels that enable the organization to attract, retain and reward competent executive officers.


Compensation Policies Toward Executive Officers

         In determining the compensation of the executive officers of the Company, the Compensation Committee has sought to create a compensation program which is competitive with programs of a peer group of similar organizations and that links compensation to financial performance, rewards above-average corporate performance and recognizes individual contributions and achievements. There are two components of the annual cash compensation program for the executive officers of the Company: (1) a base salary component; and (2) an incentive bonus component payable under the Rurban Financial Corp. Incentive Compensation Plan (the "Incentive Compensation Plan") which directly links bonuses to the financial performance of the Company.

         The Compensation Committee utilized the services of L.R. Webber Associates, Inc. ("Webber"), a regionally recognized independent compensation consulting company, to review and to make recommendations regarding the competitiveness and effectiveness of the Company's executive compensation program for the 2005 fiscal year. As part of that review, Webber was requested to review executive compensation programs of banking organizations that shared one or more common traits with the Company (such as asset size and geographic location). The information and recommendations of Webber have been utilized by the Compensation Committee and the Board of Directors.

Salaries

         The determination of the base salaries of the executive officers of the Company is based upon an overall evaluation of a number of factors, including a subjective evaluation of individual performance, contributions to the Company and its subsidiaries, analysis of how the Company's and its subsidiaries' compensation of its employees compares to compensation of individuals holding comparable positions with companies of similar asset size and complexity of operations. Peer group compensation was the primary factor in setting of the salary of the executive officers of the Company for the 2005 fiscal year.

         The salary paid to Mr. Joyce for services rendered in his capacities as President and Chief Executive Officer of the Company during the 2005 fiscal year represented an increase of 7.7% (as a result that the 10% increase was not in effect until April 1, 2005) over the salary paid with respect to the 2004 fiscal year. Mr. Joyce did not receive a salary for services rendered in his capacity as Chairman and Chief Executive Officer of RDSI.

         The salary paid to Mr. Constien for services rendered in his capacities as President and Chief Executive Officer of State Bank during the 2005 fiscal year represented no increase over the salary paid with respect to the 2004 fiscal year. Mr. Constien was named Chairman, President and CEO of RFS in June 2005, and his base salary was reduced 9.7% from the base salary he received as President and Chief Executive Officer of State Bank in the 2004 fiscal year.

         The salary paid to Mr. Adams for services rendered in his capacities of Executive Vice President and Chief Financial Officer of the Company during the 2005 fiscal year represented no increase over the salary paid with respect to the 2004 fiscal year. Mr. Adams resigned as Executive Vice President and Chief Financial Officer of the Company on November 30, 2005.

         The salary paid to Mr. Thiemann for services rendered in his capacities of Executive Vice President and Chief Operating Officer of State Bank during the 2005 fiscal year represented no increase over the salary paid with respect to the 2004 fiscal year. Mr. Thiemann was named President and Chief Executive Officer of The Exchange Bank in December 2005, and he was awarded a base salary increase of 2.5% in connection with his new position. Mr. Thiemann did not receive a salary for services rendered in his capacity as President and Chief Executive Officer of RFCBC.

         Mr. Sinn was promoted to Executive Vice President and Chief Financial Officer of the Company in December 2005. He was awarded a base salary increase of 39.4% in connection with his promotion.

         Mr. Sewell was named Executive Vice President and Chief Operating Officer of State Bank in June 2005. The salary paid to Mr. Sewell for services rendered in his capacities of Executive Vice President and Chief Operating Officer of State Bank compared to the salary paid to Mr. Sewell as President of RFS represented an increase of 15.3%.

Incentive Compensation

         The Company has an Incentive and Compensation Plan, linking executive officers' incentive compensation directly to the Company's performance. The Incentive Compensation Plan increases the "at-risk" portion of executive officer total compensation by directly linking a percentage of executive officers' total compensation to the Company's performance and, thereby, to shareholder value.

          In 2005, for Messrs. Joyce, Constien, Adams and Thiemann to receive bonus payouts under the Incentive Compensation Plan, the Company had to meet or exceed its budget and State Bank, RDSI and

RFS had to obtain a "Satisfactory" rating or better on regulatory examinations and significant audits. In 2005, for Mr. Sinn to receive a bonus payout under the Incentive Compensation Plan, State Bank had to meet or exceed its budget and obtain a "Satisfactory" rating or better on regulatory examinations and significant audits. In 2005, for Mr. Sewell to receive a bonus payout under the Incentive Compensation Plan, RFS had to meet or exceed its budget and obtain a "Satisfactory" rating or better on regulatory examinations and significant audits.

         Messrs. Joyce, Constien, Adams, Sinn and Thiemann received no bonuses under the Incentive Compensation Plan for fiscal year 2005 due to not meeting or exceeding their respective budgets.

         With respect to the 2005 fiscal year, Mr. Sewell received a $16,350 bonus payout under the Incentive Compensation Plan rendered in his capacities as President of RFS.

         The Compensation Committee extensively reviewed and discussed the recommendations provided by Webber regarding the competitiveness and effectiveness of the Company's executive compensation program for the 2005 fiscal year. Due to Mr. Joyce's loyalty and his performance through the Company's regulatory issues as well as the fact that Mr. Joyce's base salary had not been increased since August 2002 when he was appointed CEO of the Company, the Committee approved a 10% increase to Mr. Joyce's base salary.

Stock Option Plan

                  The Company believes that it is also important to provide compensation which serves to be an incentive for long-term corporate financial performance. In that regard, the Board of Directors of the Company adopted, and the shareholders of the Company approved, the Rurban Financial Corp. Stock Option Plan (the "Stock Option Plan"). Under the Stock Option Plan, directors, officers and other key employees of the Company and its subsidiaries have been selected by the Compensation Committee to receive awards. The Stock Option Plan authorizes the granting of (i) incentive stock options (as defined in Section 422 of the Internal Revenue Code), (ii) non-qualified stock options and (iii) stock appreciation rights. The purpose of the Stock Option Plan is to encourage participants to acquire or increase and retain a financial interest in the Company, to remain in the service of the Company, and to put forth maximum efforts for the success of the Company, and to enable the Company and its subsidiaries to compete effectively for the services of potential employees and directors by furnishing an additional incentive to join the service of the Company and its subsidiaries. Each option awarded under the Stock Option Plan has an exercise price equal to 100% of the fair market value of the Company's common shares on the date of grant. If there is no appreciation in the market value of the common shares, the options will be valueless. Thus, in contrast to the base salary and incentive components of compensation, option grants are tied directly to the price performance of the Company's common shares.

         During the 2005 fiscal year, the Compensation Committee administered the Stock Option Plan and approved the grant of options covering an aggregate of 54,000 common shares to the directors, executive officers and three key employees of the Company and its subsidiaries. The options awarded to the Company's executive officers are described in table under "GRANTS OF OPTIONS."

         In 2003, the Compensation Committee approved cash bonuses for Mr. Joyce, Mr. Adams, Mr. Thiemann and Mr. Constien, none of which were paid out nor accrued for. In 2005, Mr. Webber discussed extensively with the Committee a proposal to issue, in tandem, non-qualified stock options and stock appreciation rights in lieu of the bonuses since they were never paid out. The option price would be in effect at the close of business on the date of approval by the Board of Directors. The Compensation Committee approved the issuing of the options and SARS in lieu of paying the cash bonuses. Mr.

Webber supplied the Board of Directors with a letter stating his view on the fairness and appropriateness of this executive bonus payment approach.


Rurban ESOP and Savings Plan

         The officers and employees of the Company and its subsidiaries are encouraged to maintain a significant long-term stock ownership position with the Company. This has been fostered not only through the grant of options under the Stock Option Plan, but also by the Rurban ESOP and Savings Plan. The Rurban ESOP and Savings Plan has two main components - an employee stock ownership component and a 401(k) component. With respect to the employee stock ownership component, each year the Company and its subsidiaries may contribute an amount in cash and/or Company common shares determined by the Compensation Committee to the Rurban ESOP and Savings Plan. The contribution is allocated to the accounts of participants pro rata based on the amount of each participant's compensation. The Company and its subsidiaries contributed an aggregate amount of $445,000 to the Rurban ESOP and Savings Plan with respect to the 2005 fiscal year. Each of Messrs. Joyce, Constien, Adams, Sinn, Sewell and Thiemann participates in the Rurban ESOP and Savings Plan. As of the date of this Proxy Statement, no determination has been made as to the amount to be allocated to the accounts of Messrs. Joyce, Constien, Sinn, Sewell and Thiemann under the Rurban ESOP and Savings Plan with respect to the 2005 fiscal year. Under the Rurban ESOP and Savings Plan, Mr. Adams was not eligible for an allocation with respect to the 2005 fiscal year due to his resignation prior to December 31, 2005.

         With respect to the 401(k) component of the Rurban ESOP and Savings Plan, three types of contributions are contemplated: (1) pre-tax elective deferral contributions by each participant of a percentage of his or her annual compensation; (2) matching contributions made by the employer in cash in an amount determined by the Board of Directors, upon recommendation of the Compensation Committee; and (3) qualified rollover contributions by a participant from another qualified plan. The Board of Directors, upon recommendation of the Compensation Committee has determined that for the 2005 fiscal year, the amount of the matching contributions to be made on behalf of each participant in the Rurban ESOP and Savings Plan is 50% of the amount of such participant's pre-tax elective deferral contributions, but only upon that portion of his or her pre-tax elective deferral contributions which did not exceed 6% of his or her annual compensation. Matching contributions in the amount of $6,231, $4,631, $4,663, $2,458, $3,209 and $4,749 were made on behalf of Messrs. Joyce, Constien, Adams, Sinn, Sewell and Thiemann, respectively, to match their respective 2005 pre-tax elective deferral contributions made to the Rurban ESOP and Savings Plan.

Rurban Employee Stock Purchase Plan

            The Company has a qualified Rurban Financial Corp. Employee Stock Purchase Plan (the "ESPP"). The purpose of the ESPP Plan is to provide employees of the Company and its subsidiaries with a convenient means by which they may purchase common shares of the Company on the open market.

            All employees of the Company and its subsidiaries are eligible to participate in the ESPP as of the first day of the month coincident with or immediately following the completion of three (3) months of employment with the Company or one of its subsidiaries, and will be a Participant as of that date. If a participant elects to participate in the ESPP, the participant authorizes the Company to deduct from his or her compensation for each payroll period the amount so elected on the applicable enrollment form. All payroll deductions under the ESPP are made on an after-tax basis. All payroll deductions made under the ESPP are forwarded by the Company to its agent. When the agent receives the payroll deductions, as soon as practicable, the agent purchases on the open market such number of common shares as may be purchased with such payroll deductions. In addition, the agent will apply all cash dividends, if any, paid with respect to common shares held in a participant's account to the purchase on the open market of additional common shares.

Submitted by the Compensation Committee of the Company's Board of Directors:

John Fahl, Chairman, John R. Compo, Steven D. VanDemark & J. Michael Walz, D.D.S

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         The following table shows, for the last three years, the cash compensation paid by the Company and its subsidiaries, as well as certain other compensation paid or earned for those years, to or for the account of each individual who served as Chief Executive Officer of the Company and the three other executive officers of the Company during the 2005 fiscal year whose total annual salary and bonus exceeded $100,000. Pursuant to SEC regulations, information is also provided for Mr. Adams because he would have been among the Company's highest paid executive officers but for the fact that he resigned from the Company prior to the end of the 2005 fiscal year. Dollar amounts have been rounded up to the nearest whole dollar.

                           SUMMARY COMPENSATION TABLE

                                                                                 Long-Term
                                              Annual Compensation          Compensation Awards
                                         ----------------------------      -------------------
Name and                                                                      Common Shares               All Other
Principal Position              Year         Salary($)       Bonus($)     Underlying Options(#)        Compensation ($)
------------------              ----         ---------       --------     ---------------------        ----------------

Kenneth A. Joyce, President     2005         $258,462           $0                  20,000                $17,561 (1)
and CEO of the Company and      2004         $240,000           $0                  20,000                $21,713 (1)
Chairman and CEO of RDSI        2003         $240,000           $0                       0                $18,844 (1)

Robert W. Constien,             2005         $154,356           $0                   3,000                $11,944 (2)
Chairman, President and CEO     2004         $170,856           $0                  10,000                $21,564 (2)
of RFS                          2003         $169,676           $0                       0                $19,422 (2)
(Resigned 01/03/06)

James E. Adams, Executive       2005         $147,734           $0                   3,000                $15,069 (3)
Vice President and Chief        2004         $150,000           --                  10,000                $70,951 (3)
Financial Officer of the        2003         $115,385           --                      --                $24,152 (3)
Company (Resigned 11/30/05)

Henry R. Thiemann,              2005         $158,303           $0                   3,000                $47,407 (4)
President and CEO of The        2004         $154,500           $0                  10,000                $18,254 (4)
Exchange Bank since             2003         $160,729           $0                       0                $21,030 (4)
December 2005;  President
and CEO of RFCBC

Jeffrey D. Sewell,              2005         $116,036        $16,350                     0                $ 9,787 (6)
Executive Vice President         --             --              --                      --                --
and COO of State Bank            --             --              --                      --                --




(1) "All Other Compensation" for fiscal years 2005, 2004 and 2003 includes: (i) a contribution of $6,231, $6,892 and $5,615, respectively, to the Rurban ESOP and Savings Plan on behalf of Mr. Joyce to match 2005, 2004 and 2003 pre-tax elective deferral contributions (included under "Salary") made by him to the Rurban ESOP and Savings Plan, (ii) $6,098, $3,369 and $1,576 received by Mr. Joyce from the Company during fiscal years 2005, 2004 and 2003, respectively, as an automobile usage/allowance and (iii) $5,232 of taxable income recognized on split-dollar

     Bank Owned Life Insurance ("BOLI") for fiscal year 2005 and $943 and $1,290 for 2004 and 2003, respectively, which represent the premiums paid on Mr. Joyce's behalf for a group term life insurance policy which has a death benefit of $50,000 for fiscal year 2004 and had a death benefit equal to 200% of Mr. Joyce's annual salary less $50,000 for fiscal year 2003. The amounts allocated to the account of Mr. Joyce under the ESOP for 2004 and 2003 were $10,509 and $10,363, respectively. The amount to be allocated to the account of Mr. Joyce under the ESOP with respect to fiscal year 2005 has not been determined as of the date of this Proxy Statement.

(2) Mr. Constien resigned as Chairman, President and CEO of RFS on January 3, 2006. "All Other Compensation" for 2005, 2004 and 2003 includes (i) contributions of $4,631, $5,127 and $5,091 respectively, to the Rurban ESOP and Savings Plan on behalf of Mr. Constien to match 2005, 2004 and 2003 pre-tax elective deferral contributions (included under "Salary") made by him to the Rurban ESOP and Savings Plan, (ii) $5,848, $7,087 and $4,972 received by Mr. Constien from the Company during fiscal years 2005, 2004 and 2003, respectively, as an automobile usage/allowance and (iii) $1,466 of taxable income recognized on split-dollar BOLI for fiscal year 2005 and payments of $588 and $262 for 2004 and 2003, respectively, which represent the premiums paid on Mr. Constien's behalf for a group term life insurance policy which has a death benefit of $50,000. The amounts allocated to the account of Mr. Constien under the ESOP for 2004 and 2003 were $8,761 and $9,064, respectively. The amount to be allocated to the account of Mr. Constien under the ESOP with respect to fiscal year 2005 has not been determined as of the date of this Proxy Statement.

(3) Mr. Adams resigned as Executive Vice President and Chief Financial Officer of the Company effective November 30, 2005. "All Other Compensation" for 2005 includes (i) contributions of $4,663, $4,752 and $3,646, respectively, to the Rurban ESOP and Savings Plan on behalf of Mr. Adams to match 2005, 2004 and 2003 pre-tax elective deferral contributions (included under "Salary") made by him to the Rurban ESOP and Savings Plan, (ii) $7,700, $8,400 and $6,150 received by Mr. Adams from the Company during fiscal years 2005, 2004 and 2003, respectively, as an automobile usage/allowance,
     (iii) $48,232 and $7,086 received by Mr. Adams for reimbursement of moving expenses during fiscal years 2004 and 2003, respectively, and (iv) $2,706 of taxable income recognized on split-dollar BOLI for fiscal year 2005 and payments of $943 and $605 for 2004 and 2003, respectively, which represent the premiums paid on Mr. Adam's behalf for a group term life insurance policy which has a death benefit of $50,000 for fiscal year 2004 and had a death benefit equal to 200% of Mr. Adam's annual salary less $50,000 for fiscal year 2003. The amount allocated to the account of Mr. Adams under the ESOP for 2004 and 2003 was $8,120 and $6,664, respectively. The amount to be allocated to the account of Mr. Adams under the ESOP with respect to fiscal year 2005 has not been determined as of the date of this Proxy Statement.

(4) "All Other Compensation" for 2005, 2004 and 2003 includes (i) contributions of $4,749, $4,635 and $4,412, respectively, to the Rurban ESOP and Savings Plan on behalf of Mr. Thiemann to match 2005, 2004 and 2003 pre-tax elective deferral contributions (included under "Salary") made by him to the Rurban ESOP and Savings Plan, (ii) $3,859, $4,756 and $7,000 received by Mr. Thiemann from the Company during fiscal years 2005, 2004 and 2003, respectively, as an automobile usage/allowance and (iii) $2,596 of taxable income recognized on split-dollar BOLI for fiscal year 2005 and payments of $1,447 and $1,290 for 2004 and 2003, respectively, which represent the premiums paid on Mr. Thiemann's behalf for a group term life insurance policy which has a death benefit of $50,000 for fiscal year 2004 and had a death benefit equal to 200% of Mr. Thiemann's annual salary less $50,000 for fiscal year 2003. The amounts allocated to the account of Mr. Thiemann under the ESOP for 2004 and 2003 were $7,920 and $8,328 respectively. The amount to be allocated to the account of Mr. Thiemann under the ESOP with respect to fiscal year 2005 has not been determined as of the date of this Proxy Statement.

(5) "All Other Compensation" for 2005 includes (i) contributions of $2,458 to the Rurban ESOP and Savings Plan on behalf of Mr. Sinn to match 2005 pre-tax elective deferral contributions (included under "Salary") made by him to the Rurban ESOP and Savings Plan, (ii) $700 received by Mr. Sinn from the Company during fiscal year 2005 as an automobile usage/allowance and (iii) $148 of taxable income recognized on split-dollar BOLI for fiscal year 2005 and a payment of $121, which represent the premium paid on Mr. Sinn's behalf for a group term life insurance policy which has a death benefit of twice his salary for fiscal year 2005. The amount to be allocated to the account of Mr. Sinn under the ESOP with respect to fiscal year 2005 has not been determined as of the date of this Proxy Statement.

(6) "All Other Compensation" for 2005 includes (i) contributions of $3,209 to the Rurban ESOP and Savings Plan on behalf of Mr. Sewell to match 2005 pre-tax elective deferral contributions (included under "Salary") made by him to the Rurban ESOP and Savings Plan, (ii) $6,000 received by Mr. Sewell from the Company during fiscal year 2005 as an automobile usage/allowance and (iii) $578 of taxable income recognized on split-dollar BOLI for fiscal year 2005. The amount to be allocated to the account of Mr. Sewell under the ESOP with respect to fiscal year 2005 has not been determined as of the date of this Proxy Statement.

Grants of Options

         The following table summarizes information concerning individual grants of options and tandem stock appreciation rights made during the 2005 fiscal year to each of the individuals named in the Summary Compensation Table. Mr. Sewell was not granted any stock options or stock appreciation rights during the 2005 fiscal year.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                                                                           Potential Realizable
                                             % of Total                                      Value at Assumed
                              Number of       Original                                     Annual Rates of Share
                                Common      Options/SARs                                    Price Appreciation
                                Shares       Granted to     Exercise or                     for Option Term (1)
           Name              Underlying     Employees in     Base Price    Expiration       -------------------
           ----              Options/SARs    Fiscal Year      ($/Share)        Date         5% ($)      10% ($)
                             Granted (#)     -----------      ---------        ----         ------      -------
                             -----------
Kenneth A. Joyce (2)            20,000          37.0%           $14.15       03/16/15      $177,977      $451,029
Henry R. Thiemann (2)            3,000           5.6%           $14.15       03/16/15       $26,697       $67,654
James E. Adams (2) (3)           3,000           5.6%           $14.15       03/16/15       $26,697       $67,654
Robert W. Constien (2)(3)        3,000           5.6%           $14.15       03/16/15       $26,697       $67,654


         (1) The dollar amounts reflected in this table are the result of calculations at the 5% and 10% annual appreciation rates set by the SEC for illustrative purposes, and assume the options are held until their respective expiration dates. The dollar amounts are rounded down to the nearest whole dollar. The dollar amounts are not intended to forecast future financial performance or possible future appreciation in the price of the Company's common shares. Shareholders are therefore cautioned against drawing any conclusions from the appreciation data shown, aside from the fact that optionees will only realize value from the option grants shown if the price of the Company's common shares appreciates, which benefits all shareholders of the Company commensurately.

         (2) Messrs. Joyce, Thiemann, Adams and Constien were awarded SARs in connection with the grant of the same number of non-qualified stock options. The stock options and the SARs vested immediately upon grant. Since the SAR awards are parallel to a non-qualified stock option grant, the exercise of all or a portion of the non-qualified stock option will result in an exercise of the same proportion of SAR's granted. A SAR can only be exercisable in conjunction with the exercise of a parallel non-qualified stock option. The SAR notional value on each grant is $14.15, which was the closing price of the Company's common shares on the grant date, March 16, 2005. Each SAR entitles the optionee to the excess of the Fair Market Value of a common share of the Company on the exercise date over the Fair Market Value of a common share of the Company on the date the SAR was granted. The total appreciation available to the optionee from any exercise of a SAR is equal to the number of SAR's being exercised times the amount of appreciation per SAR. The total appreciation available to the optionee from the exercise of a SAR will be paid in a single lump sum payment in cash. The Compensation Committee will determine the appropriate arrangements for the satisfaction by the Company and the optionee of all federal, state, local or other income, excise or employment taxes or tax withholding requirements applicable to the exercise of the SARs.

         (3) Messrs. Adams and Constien forfeited their options upon their resignations.

OPTION EXERCISES AND HOLDINGS

         The following table sets forth information with respect to options exercised during, and unexercised options held as of the end of, the 2005 fiscal year by each of the executive officers named in the Summary Compensation Table. Dollar amounts have been rounded up to the nearest whole dollar.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                                                                Value of Unexercised
                                                         Number of Common Shares                    In-the-Money
                                                          Underlying Unexercised                   Options/SARs at
                                                    Options/SARs at Fiscal Year-End (#)         Fiscal Year-End($)(1)
                         Common Shares              -----------------------------------         ---------------------
                          Acquired on       Value
                            Exercise     Realized($)    Exercisable     Unexercisable         Exercisable   Unexercisable
                            --------     -----------    -----------     -------------         -----------   -------------

Kenneth A. Joyce               0             $0             53,519            0                    $0             $0
Robert W. Constien             0             $0                  0            0                    $0             $0
James E. Adams                 0             $0                  0            0                    $0             $0
Henry R. Thiemann              0             $0             19,077            0                    $0             $0
Duane L. Sinn                  0             $0              4,794            0                    $0             $0
Jeffrey D. Sewell              0             $0              9,589            0                    $0             $0


(1) "Value of Unexercised In-the-Money Options at FY-End" is based upon the fair market value of the Company's common shares on December 31, 2005 ($11.78) less the exercise price of the options at the end of the 2005 fiscal year.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN AGREEMENTS

Effective March 1, 2006, the Company entered into Supplemental Executive Retirement Plan Agreements with Kenneth A. Joyce, Henry R. Thiemann, Duane L. Sinn, Mark A. Klein and Jeffrey D. Sewell (the "SERP Agreements"). The SERP Agreements supersede the Executive Salary Continuation Agreements previously entered into by the Company and Messrs. Joyce and Thiemann.

Under the SERP Agreements, if the executive officer remains in the continuous employment of the Company, he must retire on the first December 31st after his 65th birthday (62nd birthday for Mr. Joyce), unless the Board of Directors shortens or extends the employment period. Beginning on the first day of the month following retirement, the executive officer will receive an annual benefit equal to 20% of his "Annual Direct Salary" (25% of Annual Direct Salary for Mr. Joyce) in equal monthly installments of 1/12th of the annual benefit for a period of 180 months. "Annual Direct Salary" means the highest base salary paid to the executive officer for any calendar month during the 36-month period preceding the termination of his employment, multiplied by 12.

If there is a "change in control" of the Company (as defined in the SERP Agreements) the executive officer will receive an annual benefit equal to 20% (25% for Mr. Joyce) of his Annual Direct Salary calculated as of the date of the change in control or the date is employment is terminated, whichever is higher. The annual benefit will be paid in equal monthly installments of 1/12th of the annual benefit for a period of 180 months. If the compensation provided to an executive officer under his SERP Agreement in connection with a change in control would constitute a "parachute payment" within the meaning of Section 280G of the Internal Revenue Code, then the relevant portions of any separate Change in Control Agreement between the Company and the executive officer would apply. If the Company and the executive officer are not parties to a separate Change in Control Agreement, the amount of compensation payable under the executive officer's SERP Agreement will be reduced to the extent necessary to avoid excise taxes under Section 4999 of the Internal Revenue Code.

If an executive officer voluntarily terminates his employment prior to age 65 (age 62 for Mr. Joyce), his SERP Agreement will terminate immediately and the Company will pay the executive officer early retirement compensation equal to:

         - 10% (15% for Mr. Joyce and 5% for Mr. Sewell) of the executive officer's Annual Direct Salary if the executive officer terminates employment between age 55 and 60;

         - 15% (20% for Mr. Joyce and 10% for Mr. Sewell) of the executive officer's Annual Direct Salary if the executive officer terminates employment between age 60 and 65; or

         - 20% (25% for Mr. Joyce and 15% for Mr. Sewell) of the executive officer's Annual Direct Salary if the executive officer terminates employment at age 65 (age 62 for Mr. Joyce).

The early retirement compensation described above will be paid beginning on the first day of the month following early retirement in equal monthly installments of 1/12th of the annual benefit for a period of 180 months. If the executive officer dies at any time prior to age 65 (age 62 for Mr. Joyce) while employed by the Company, his death will be treated as an early retirement and his designated beneficiary or estate will receive early retirement compensation as described above. If the executive officer voluntarily terminates his employment prior to age 55 or if the executive officer is discharged for "Cause" (as defined in the SERP Agreements) he will not be entitled to any compensation under his SERP Agreement.

If an executive officer dies or becomes permanently disabled during his employment, his SERP Agreement will terminate and the Company will have no further obligations to the executive officer under his SERP Agreement. However, any compensation that becomes payable to an executive officer under his SERP Agreement prior to his death or permanent disability (i.e., compensation arising from retirement, early retirement or a change in control) will continue to be paid to the executive officer or his designated beneficiary or estate, as appropriate.

The SERP Agreements do not require the executive officers to mitigate the amount of any compensation payable to them under the SERP Agreements by seeking other employment or otherwise. The compensation payable to the executive officers under the SERP Agreements will not be reduced by any other compensation or benefits the executive officers earn or become entitled to receive after the termination of their employment with the Company and its subsidiaries.

During the term of the SERP Agreements and for a period of two years thereafter, the executive officers are prohibited from:

         - providing financial or executive assistance to any person or entity located within 50 miles of the Company's main office in Defiance, Ohio and engaged in the banking or financial services industry or any other activity engaged in by the Company or its subsidiaries at the beginning of the non-competition period;

         - directly or indirectly contacting, soliciting or inducing any of the customers or referral sources of the Company and its subsidiaries (who were customers or referral sources during the executive officer's employment with the Company) to become a customer or referral source of another company; and

         - directly or indirectly contacting, soliciting or inducing any of the employees of the Company and its subsidiaries (who were employees during the executive officer's employment) to terminate their employment with the Company or its subsidiaries or to seek, obtain or accept employment with another company.

The SERP Agreements also prohibit the executive officers from using or disclosing any material confidential information of the Company and its subsidiaries to any person other than an employee of the Company or its subsidiaries or a person to whom the disclosure is reasonably necessary or appropriate in connection with the executive officer's duties to the Company and its subsidiaries.

In the event of a dispute between the Company and the executive officer regarding a SERP Agreement, the parties will submit the dispute to binding arbitration. The Company and its subsidiaries will bear all costs associated with any disputes arising under the SERP Agreements, including reasonable accounting and legal fees incurred by the executive officer.

CHANGE IN CONTROL AGREEMENTS

Effective March 1, 2006, the Company entered into new Change in Control Agreements with Henry R. Thiemann, Duane L. Sinn, Mark A. Klein and Jeffrey D. Sewell (the "Change in Control Agreements"). These Change in Control Agreements supersede the change in control agreements previously entered into by the Company and Messrs. Thiemann and Sinn.

The term of each Change in Control Agreement is March 1, 2006 through March 1, 2008 (18 months for Mr. Sewell). Each Change in Control Agreement will renew automatically for an additional year unless the Company notifies the executive officer at least 90 days before the end of the then current term that the Company does not wish to renew the Change in Control Agreement. The Company is prohibited from delivering such notice during the "Protection Period" and each Change in Control Agreement will remain in effect throughout any Protection Period. The Change in Control Agreements define the "Protection Period" as the period beginning on the first date the Board of Directors of the Company learns of an event that would result in a "change in control" if completed and ending on the latest of:

         - the last day of the 12-month period beginning after the change in control;

         - 60 days after the date the executive officer learns of an event occurring during the Protection Period which falls within the definition of "Good Reason" and which the Company or its successor concealed; or

         - 60 days after the conclusion of an unsuccessful attempt to terminate the executive officer for "Cause" (as defined in the Change in Control Agreements).

Each Change in Control Agreement will terminate on the earliest of the following events:

         - the executive officer's employment is terminated before the beginning of a Protection Period;

         - the executive officer is reassigned before the beginning of a Protection Period to a more junior position;

         - the executive officer agrees to terminate his Change in Control Agreement; or

         - all payments due to the executive officer under the Change in Control Agreement have been paid.

A "change in control" is defined by the Change in Control Agreements as:

         - any transaction that would be required to be reported in a proxy statement sent to the Company's shareholders;

         - a merger or consolidation of the Company or the purchase of all or substantially all of the Company's assets by another person or group, in each case, resulting in less than a majority of the successor entity's outstanding voting stock being owned immediately after the transaction by the holders of the Company's voting stock before the transaction;

         - any person becoming a "beneficial owner" of securities representing 50% or more of the combined voting power of the Company eligible to vote for the election of the Company's Board of Directors;

         - any person other than the Company, the executive officer or the Rurban ESOP and Savings Plan becoming the beneficial owner of securities representing 25% or more of the combined voting power of the Company (disregarding any securities which were not acquired for the purpose of changing or influencing control of the Company);

         - individuals who constitute the Company's Board of Directors on March 1, 2006 ceasing for any reason to constitute at least a majority of the members of the Company's Board of

             Directors (unless the new director were approved by the vote of at least 2/3rds of the then incumbent directors); or

         - any other change of control of the Company similar in effect to any of the foregoing.

Under each Change in Control Agreement, (1) if an executive officer is terminated by the Company or its successor in connection with a "change in control" of the Company (other than termination of employment for "Cause" as defined in the Change of Control Agreements) during the Protection Period or (2) if the executive officer terminates his employment for "Good Reason" during the Protection Period, the Company or its successor will:

         - pay the executive officer a lump sum cash payment equal to 2 times (1.5 times for Mr. Sewell) the executive officer's Annual Direct Salary (i.e., the highest base salary paid to the executive officer for any calendar month during the 36-month period preceding the termination of his employment, multiplied by 12);

         - provide the executive officer and his family (if the executive officer elected family coverage prior to the termination of his employment) with continued health care, life insurance and disability insurance coverage without cost to the executive for a period of two years, at the same level and subject to the same terms that were in effect on the first day of the Protection Period; and

         - any other payments or benefits to which the executive officer is entitled under the terms of any other agreement, arrangement, plan or program in which he participates.

If the Company or its successor is unable to provide the health care, life insurance and disability insurance coverage described above through an insured arrangement for active employees and with the same tax consequences available to active employees, the Company or its successor will pay the executive officer an additional amount of cash equal to the executive officer's cost of procuring equivalent coverage. The amount of this cash payment will be "grossed up" to ensure that the executive officer receives enough cash to pay the cost of procuring equivalent coverage after payment of all applicable federal, state and local taxes.

If the compensation provided to an executive officer under his Change in Control Agreement would constitute a "parachute payment" within the meaning of Section 280G of the Internal Revenue Code, then the amount of compensation payable under the executive officer's Change in Control Agreement will be reduced to the extent necessary to avoid excise taxes under Section 4999 of the Internal Revenue Code.

Under each Change in Control Agreement, if an executive officer's employment is terminated for "Cause" (as defined in the Change in Control Agreements) or if the executive officer voluntarily terminates his employment without "Good Reason" (as defined in the Change in Control Agreements), the Change in Control Agreement will terminate immediately and the executive officer will not be entitled to any compensation or benefits other than salary accrued through the date his employment terminated and benefits to which the executive officer is entitled under the terms of the Company's (or any successor entity's) benefit plans.

If an executive officer dies or becomes permanently disabled during his employment, his Change in Control Agreement will terminate and the Company will have no further obligations to the executive officer under his Change in Control Agreement. However, any compensation that becomes payable to an executive officer under his Change in Control Agreement prior to his death or permanent disability will continue to be paid to the executive officer or his designated beneficiary or estate, as appropriate.

The Change in Control Agreements do not require the executive officers to mitigate the amount of any compensation payable to them under the Change in Control Agreements by seeking other employment or otherwise. The compensation payable to the executive officers under the Change in Control Agreements will not be reduced by any other compensation or benefits the executive officers earn or become entitled to receive after the termination of their employment with the Company or its successor and their subsidiaries.

If a change in control occurs and the executive officer receives payments under his Change in Control Agreement, the executive officer will be prohibited from engaging the in following activities for two years following the termination of the executive officer's employment with the Company or its successor:

         - providing financial or executive assistance to any person or entity located within 50 miles of the Company's main office in Defiance, Ohio and engaged in the banking or financial services industry or any other activity engaged in by the Company or its subsidiaries on the date of the change in control;

         - directly or indirectly contacting, soliciting or inducing any of the customers or referral sources of the Company and its subsidiaries (who were customers or referral sources during the executive officer's employment) to become a customer or referral source of another company; and

         - directly or indirectly soliciting, inducing or encouraging any of the employees of the Company or its successor and their subsidiaries (who were employees during the executive officer's employment) to terminate their employment with the Company or its successor and their subsidiaries or to seek, obtain or accept employment with another company.

The Change in Control Agreements also prohibit the executive officers from using or disclosing any material confidential information of the Company or its successor and their subsidiaries to any person other than an employee of the Company or its successor and their subsidiaries or a person to whom the disclosure is reasonably necessary or appropriate in connection with the executive officer's duties to the Company or its successor and their subsidiaries.

In the event of a dispute between the Company and the executive officer regarding a Change in Control Agreement, the parties will submit the dispute to binding arbitration. The Company and its subsidiaries will bear all costs associated with any disputes arising under the Change in Control Agreements, including reasonable accounting and legal fees incurred by the executive officer.

EMPLOYMENT AGREEMENT

Effective March 1, 2006, the Company entered into an Employment Agreement with Kenneth A. Joyce (the "Employment Agreement"). The Employment Agreement supersedes the Change in Control Agreement previously entered into by the Company and Mr. Joyce.

Under the Employment Agreement, Mr. Joyce is employed as the Chief Executive Officer of the Company and will perform any duties assigned to him from time to time by the Company's Board of Directors. Mr. Joyce must devote his full time and attention to the Company's business, and he may not engage in any activities which compete with activities of the Company or its subsidiaries. Mr. Joyce is also prohibited from serving any company which competes with the Company or its subsidiaries.

Term

The term of the Employment Agreement runs from March 1, 2006 to March 1, 2009, but the term will be automatically extended to December 31, 2010 unless either party provides the other party with notice of nonrenewal no later than September 2, 2008.

Compensation

During the term of the Employment Agreement, Mr. Joyce will be paid an annual base salary of $264,000 or a higher amount set by the Company. Mr. Joyce is also entitled to:

         - receive bonuses from time to time as the Company, in its sole discretion, deems appropriate;

         - receive paid vacation time in accordance with policies established by the Company's Board of Directors;

         - participate any of the Company's employee benefit plans (provided that the Company may not change any of its employee benefits in any way that would adversely affect Mr. Joyce, unless the change would apply to all of the Company's executive officers and would not affect Mr. Joyce disproportionately); and

         - receive prompt reimbursement for all reasonable business expenses he incurs in accordance with the policies and procedures established by the Company's Board of Directors.

Termination Resulting from Disability or Death

If Mr. Joyce dies or becomes permanently disabled during his employment, the Employment Agreement will terminate and the Company will have no further obligations to Mr. Joyce under the Employment Agreement. However, any compensation that becomes payable to Mr. Joyce under the Employment Agreement prior to his death or permanent disability will continue to be paid to Mr. Joyce or his designated beneficiary or estate, as appropriate.

Termination for "Cause" or Without "Good Reason"

If Mr. Joyce's employment is terminated by the Board of Directors for "Cause" or by Mr. Joyce without "Good Reason," the Employment Agreement (and all of Mr. Joyce's rights under the Employment Agreement) will terminate automatically. If Mr. Joyce's employment is terminated other than for Cause and the Company subsequently learns that Mr. Joyce actively concealed conduct that would have entitled the Company to terminate his employment for Cause, the Company may recover any amounts paid to Mr. Joyce (or his beneficiaries) under the Employment Agreement in connection with the termination of his employment. "Cause" is defined in the Employment Agreement to include:

         -   the willful failure to substantially perform job duties;

         -   willfully engaging in misconduct injurious to the Company;

         - dishonesty, insubordination or gross negligence in the performance of duties;

         -   breach of a fiduciary duty involving personal gain or profit;

         - any violation of any law, rule or regulation governing public companies, banks or bank officers or any regulatory enforcement actions issued by a regulatory authority against the executive;

         -   conduct which brings public discredit to the Company;

         - conviction of, or plea of guilty or nolo contendre to, a felony, crime of falsehood or a crime involving moral turpitude;

         - unlawful discrimination or harassment affecting the Company's employees, customers, business associates or contractors;

         -   theft or abuse of the Company's property;

         - the recommendation of a state or federal bank regulatory authority to remove the executive from his position with the Company;

         - willful failure to follow the good faith lawful instructions of the Company's Board of Directors;

         - material breach by the executive of any contract or agreement with the Company; or

         - unauthorized disclosure of the Company's trade secrets or confidential information.

Termination by the Company Without "Cause" or by Mr. Joyce for "Good Reason"

If Mr. Joyce's employment is terminated by the Company without Cause or by Mr. Joyce with "Good Reason" (and such termination does not occur in connection with a change in control), the Company will:

         - pay Mr. Joyce an amount equal to twice his "Agreed Compensation" (i.e., the sum of (a) the average of Mr. Joyce's annual base salary for the five calendar years immediately preceding his termination and (b) the average of Mr. Joyce's annual bonuses for the five calendar years immediately preceding his termination) in 24 equal monthly installments;

         - provide Mr. Joyce and his family (if he elected family coverage prior to the termination of his employment) with continued health care, life insurance and disability insurance coverage without cost to the executive for a period of one year, at the same level and subject to the same terms that were in effect at any time during the two years prior of his termination; and

         - pay Mr. Joyce any other payments or benefits to which he is entitled under the terms of any other agreement, arrangement, plan or program in which he participates.

"Good Reason" is defined in the Employment Agreement to include:

         - the assignment of duties and responsibilities inconsistent with Mr. Joyce's status as Chief Executive Officer;

         - requiring Mr. Joyce to move his office more than 50 miles from the location of the Company's principal office in Defiance, Ohio;

         - reducing Mr. Joyce's annual base salary (except for reductions resulting from a national financial depression or bank emergency and implemented for all of the Company's senior management);

         - materially reducing the employee benefits afforded to Mr. Joyce (unless the reduction applies to all of the Company's executive officers);

         - the Company's attempt to amend or terminate the Employment Agreement without Mr. Joyce's consent;

         - the failure of any successor of the Company to assume the Company's obligations under the Employment Agreement; and

         -   any unsuccessful attempt to terminate Mr. Joyce for Cause.

Termination in Connection With a Change in Control

If, at any time during the period beginning on the date the Board of Directors first learns of a possible "change in control" and ending one year after the change in control, Mr. Joyce's employment is terminated (1) by the Company without Cause or (2) by Mr. Joyce for Good Reason, the Company or its successor will:

         - pay Mr. Joyce a lump sum cash payment 2.99 times his "Agreed Compensation";

         - provide Mr. Joyce and his family (if he elected family coverage prior to the termination of his employment) with continued health care, life insurance and disability insurance coverage without cost to the executive for a period of three years, at the same level and subject to the same terms that were in effect at any time during the two years prior of his termination; and

         - pay Mr. Joyce any other payments or benefits to which he is entitled under the terms of any other agreement, arrangement, plan or program in which he participates.

The Employment Agreement used the same definition of a "change in control" described above under "CHANGE IN CONTROL AGREEMENTS."

Mr. Joyce will not be entitled to the payments and benefits described above if he acted in concert with any person or group to effect a change in control (other than at the direction of the Board of Directors and in his capacity as an employee of the Company). Also, the Company may not terminate Mr. Joyce's employment during the period beginning on the date the Company's Board of Directors first learns of a possible change in control and ending on the date the change in control occurs.

No Mitigation

The Employment Agreement does not require Mr. Joyce to mitigate the amount of any compensation payable to him by seeking other employment or otherwise. The compensation payable to Mr. Joyce under the Employment Agreement will not be reduced by any other compensation or benefits he earns or becomes entitled to receive after the termination of his employment with the Company or its successor and their subsidiaries.

Employee Benefits

If the Company or its successor is unable to provide the health care, life insurance and disability insurance coverage described above through an insured arrangement for active employees and with the same tax consequences available to active employees, the Company or its successor will pay Mr. Joyce an additional amount of cash equal to the executive officer's cost of procuring equivalent coverage. The amount of this cash payment will be "grossed up" to ensure that Mr. Joyce receives enough cash to pay the cost of procuring equivalent coverage after payment of all applicable federal, state and local taxes.

Parachute Payments

If the compensation provided to an executive officer under his Change in Control Agreement would constitute a "parachute payment" within the meaning of Section 280G of the Internal Revenue Code, then the amount of compensation payable under the executive officer's Change in Control Agreement will be reduced to the extent necessary to avoid excise taxes under Section 4999 of the Internal Revenue Code.

Non-Compete

If Mr. Joyce receives compensation under his Employment Agreement in connection with the termination of his employment, he will be prohibited from engaging the in following activities for two years following the termination of his employment:

          - providing financial or executive assistance to any person or entity located within 50 miles of the Company's main office in Defiance, Ohio and engaged in the banking or financial services industry or any other activity engaged in by the Company or its subsidiaries on the date of the change in control;

          - directly or indirectly contacting, soliciting or inducing any of the customers or referral sources of the Company and its subsidiaries (who were customers or referral sources during the executive officer's employment) to become a customer or referral source of another company; and

          - directly or indirectly soliciting, inducing or encouraging any of the employees of the Company or its successor and their subsidiaries (who were employees during the executive officer's employment) to terminate their employment with the Company or its successor and their subsidiaries or to seek, obtain or accept employment with another company.

The Employment Agreement also prohibits Mr. Joyce from using or disclosing any material confidential information of the Company or its successor and their subsidiaries to any person other than an employee of the Company or its successor and their subsidiaries or a person to whom the disclosure is reasonably necessary or appropriate in connection with his duties to the Company or its successor and their subsidiaries.

Disputes

In the event of a dispute between the Company and Mr. Joyce regarding the Employment Agreement, the parties will submit the dispute to binding arbitration. The Company and its subsidiaries will bear all costs associated with any disputes arising under the Employment Agreement, including reasonable accounting and legal fees incurred by Mr. Joyce.

PERFORMANCE GRAPH

         Set forth on the following page is a line graph comparing the yearly percentage change in the Company's cumulative total shareholder return on its common shares with an index for the NASDAQ Stock Market (U.S. Companies) comprised of all domestic common shares traded on the NASDAQ National Market System and the NASDAQ Small-Cap Market and an index for NASDAQ Bank Stocks comprised of all depository institutions (SIC Code #602) and holding and other investment companies (SIC Code #671) that are traded on the NASDAQ National Market System and the NASDAQ Small-Cap Market ("NASDAQ Bank Stocks") for the five-year period ended December 31, 2005.

                                  [LINE GRAPH]


                                                                           PERIOD ENDING
                                                ------------------------------------------------------------------
INDEX                                           12/31/00   12/31/01    12/31/02    12/31/03    12/31/04   12/31/05
-----                                           --------   --------    --------    --------    --------   --------
Ruban Financial Corp.                            100.00     128.16       88.67      132.33      132.81     114.24
NASDAQ Composite                                 100.00      79.18       54.44       82.09       89.59      91.54
NASDAQ Bank Index*                               100.00     110.07      115.04      149.48      165.91     159.72


* FactSet Research Inc.
The NASDAQ Bank Index* information was received from Andy at NASDAQ on 2/23/06, rest from SNL


Source: SNL Financial LC, Charlottesville, VA                     (434) 977-1600
(C) 2006                                                             www.snl.com

                             AUDIT COMMITTEE MATTERS

REPORT OF THE AUDIT COMMITTEE FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005

         In accordance with the SEC's rules, the Audit Committee has issued the following report for the 2005 fiscal year:

Role of the Audit Committee, the Independent Registered Public Accounting Firm and Management

         The Audit Committee assists the Board of Directors in fulfilling its responsibility for the oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. Each member of the Audit Committee qualifies as independent under Nasdaq Marketplace Rules 4200(a)(15) and 4350(d)(2) as well as under Rule 10A-3 promulgated under the Exchange Act. The Audit Committee is organized and operates under a written charter.

         During the 2005 fiscal year, the Audit Committee met eight times and discussed the interim financial and other information contained in each quarterly earnings release and periodic SEC filings with management and BKD, LLP ("BKD") the independent registered public accounting firm employed by the Company for the 2005 fiscal year.

         Management is responsible for the Company's consolidated financial statements and the accounting and financial reporting processes of the Company, including the establishment and maintenance of adequate internal controls over financial reporting. BKD is responsible for auditing the Company's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing its report on the Company's consolidated financial statements.

Review and Discussion with Independent Registered Public Accounting Firm and Internal Auditors

         In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from BKD a formal written statement describing all relationships between the Company and BKD that might bear on BKD's independence consistent with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, discussed with BKD any relationships or services that may impact the objectivity and independence of BKD and satisfied itself as to BKD's independence. The Audit Committee also discussed with management and BKD the adequacy and effectiveness of the Company's internal control over financial reporting and related accounting and financial controls, and the internal audit function's organization, responsibilities, budget and staffing. The Audit Committee reviewed with both BKD and the internal auditors their respective audit plans, audit scope and identification of audit risks.

         In addition, the Audit Committee discussed and reviewed with BKD all communications required by the standards of the Public Company Accounting Oversight Board (United States), including those described in Statement on Auditing Standards No. 61 and 90, Communication with Audit Committees, and, with and without management present, discussed and reviewed the results of BKD's examination of the Company's consolidated financial statements.

         The Audit Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2005 with management.

Management's Representations and Audit Committee Recommendations

         Management has represented to the Audit Committee that the audited consolidated financial statements as of and for the fiscal year ended December 31, 2005, were prepared in accordance with accounting principles generally accepted in the United States of America and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and BKD. Based on the Audit Committee's discussions with management and BKD and the Audit Committee's review of the report of BKD to the Audit Committee, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the SEC.

Submitted by the Audit Committee of the Company's Board of Directors.

Robert A. Fawcett, Jr., Chairman, Thomas M. Callan, Richard L. Hardgrove and Rita A. Kissner

PRE-APPROVAL OF SERVICES PERFORMED BY INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         Under applicable SEC rules, the Audit Committee is required to pre-approve the audit and non-audit services performed by the Company's independent registered public accounting firm in order to assure that they do not impair the independent registered public accounting firm's independence from the Company. The SEC's rules specify the types of non-audit services that an independent registered public accounting firm may not provide to its audit client and establish the Audit Committee's responsibility for administration of the engagement of the independent registered public accounting firm. Accordingly, the Audit Committee pre-approves all audit and permitted non-audit services proposed to be provided by the Company's independent registered public accounting firm. The pre-approval of audit and non-audit services and fees of the independent registered public accounting firm may be documented by a member of the Audit Committee signing annual or periodic engagement letters that define in general terms the type of services to be provided and the range of fees that are considered acceptable for such services, or as otherwise documented in the minutes of the Audit Committee meetings. The actual compensation paid to the independent registered public accounting firm for all such pre-approved services and fees is to be reported to the Audit Committee on at least a quarterly basis. All services rendered by BKD in fiscal year 2005 were pre-approved by the Audit Committee.

SERVICES OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2005 FISCAL YEAR

         During the fiscal years ended 2005 and 2004, the Company paid the following amounts to BKD for audit, audit-related, tax and other services rendered:

                                                                              2005              2004
                                                                              ----              ----
         Audit Fees (1)                                                $    176,195         $  131,445
         Audit-Related Fees (2)                                              88,027             40,865
         Tax Fees (3)                                                        20,485             19,230
         All Other Fees                                                          --                 --

            (1) Audit fees consists of fees for the audit, review of interim condensed financial statements on Form 10-Q, audit procedures with respect to acquisitions during the year, and services in connection with statutory and regulatory filings including annual reports on Form 10-K and registration statements on Form S-4.

            (2) Audit-related fees consist of assurance and related services that are reasonably related to the performance of the audit or review. These services include SAS 70 service auditors report and consultations concerning financial and reporting matters related to acquisitions.

            (3)   Tax return preparation and tax planning.


NOTIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

            BKD has been the Company's independent auditor/independent registered public accounting firm since November 2002. On October 19, 2005, the Audit Committee selected BKD as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2006. Representatives of BKD will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                SHAREHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING

                  Proposals by shareholders intended to be presented at the 2007 Annual Meeting of Shareholders must be received by the Corporate Secretary of the Company no later than November 9, 2006, to be eligible for inclusion in the Company's proxy card, notice of meeting and proxy statement relating to the 2007 Annual Meeting. Upon receipt of a shareholder proposal, the Company will determine whether or not to include the proposal in the proxy materials in accordance with the applicable rules and regulations of the SEC. The SEC has promulgated rules relating to the exercise of discretionary voting authority under proxies solicited by the Board of Directors. If a shareholder intends to present a proposal at the 2007 Annual Meeting of Shareholders, and does not notify the Corporate Secretary of the Company of the proposal by January 23, 2007, the proxies solicited by the Board of Directors for use at the 2007 Annual Meeting may be voted on the proposal, without discussion of the proposal in the Company's proxy statement for the 2007 Annual Meeting. In each case, written notice must be given to the Corporate Secretary of the Company at the following address: Keeta J. Diller, Corporate Secretary, 401 Clinton Street, Defiance, Ohio 43512.

         Shareholders desiring to nominate candidates for election as directors at the 2007 Annual Meeting must follow the procedures described in "ELECTION OF DIRECTORS -- NOMINATING PROCEDURES."

                           ANNUAL REPORT ON FORM 10-K

         The Company will provide without charge to any shareholder, on the written request of such shareholder, a copy of the Company's Annual Report on Form 10-K required to be filed under the Exchange Act for the Company's fiscal year ended December 31, 2005. Such written request should be directed to Valda Colbart, Investor Relations, Rurban Financial Corp., 401 Clinton Street, Defiance, Ohio 43512.

              DELIVERY OF PROXY MATERIALS TO MULTIPLE SHAREHOLDERS
                            SHARING THE SAME ADDRESS

         Annually, the Company provides each registered shareholder at a shared address, not previously notified, with a separate notice of the Company's intention to "household" proxy materials. Only one copy of the Company's proxy statement for the Annual Meeting and Annual Report to Shareholders for the 2005 fiscal year is being delivered to previously notified multiple registered shareholders who share an address unless the Company has received contrary instructions from one or more of the shareholders. A separate proxy card and a separate Notice of Annual Meeting of Shareholders is being included for each account at the shared address.

         Registered shareholders who share an address and would like to receive a separate Annual Report to Shareholders for the 2005 fiscal year and/or a separate proxy statement for the Annual Meeting delivered to them, or have questions regarding the householding process, may contact Valda Colbart, Investor Relations Officer, by calling 800-273-5820, or forwarding a written request addressed to Rurban Financial Corp., Attention: Valda Colbart, Investor Relations Officer, 401 Clinton Street, Defiance Ohio 43512. Promptly upon request, additional copies of the Annual Report to Shareholders for the 2005 fiscal year and/or a separate proxy statement for the Annual Meeting will be sent. By contacting Valda Colbart, registered shareholders sharing an address can also (i) notify the Company that the registered shareholders wish to receive separate annual reports to shareholders and/or proxy statements in the future or
(ii) request delivery of a single copy of annual reports to shareholders or proxy statements in the future if registered shareholders at the shared address are receiving multiple copies.

         Beneficial shareholders, who hold common shares through a broker, financial institution or other record holder, should contact their broker, financial institution or other record holder for specific information on the householding process as it applies to their accounts.

                                  OTHER MATTERS

         As of the date of this Proxy Statement, the Board of Directors knows of no other business to be presented for action by the shareholders at the Annual Meeting other than those discussed in this proxy statement. If any other matter is properly presented at the Annual Meeting, the persons named as proxies in the enclosed proxy cards solicited by the Board of Directors may vote the common shares represented by such proxy cards on such matters in accordance with their best judgment in light of the conditions then prevailing.

         IT IS IMPORTANT THAT PROXIES BE VOTED AND RETURNED PROMPTLY. EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE FILL IN, DATE, SIGN AND RETURN THE PROXY PROMPTLY.

March 9, 2006                           By Order of the Board of Directors,

                                        /s/ Kenneth A. Joyce

                                        Kenneth A. Joyce
                                        President and Chief Executive Officer

[X]  PLEASE MARK VOTES         REVOCABLE PROXY
      AS IN THIS EXAMPLE     RURBAN FINANCIAL CORP.


                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 20, 2006
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned holder(s) of common shares of Rurban Financial Corp. (the "Company") hereby constitutes and appoints Kenneth A. Joyce and Duane L. Sinn, or either of them, the Proxy or Proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on Thursday, April 20, 2006, at Eagles Club (First Floor), 711 W. Second Street, Defiance, Ohio at 10:00 A.M., local time, and any adjournment(s) thereof, and to vote all of the common shares of the Company which the undersigned is entitled to vote at such Annual Meeting or at any adjournment(s) thereof, as follows:




Please be sure to sign and date                 Date
 this Proxy in the box below.
-------------------------------------------------------------------------------



----Shareholder sign above------------------Co-holder (if any) sign above------

                                                                With-   For All
                                                         For    hold    Except
1. To elect four (4) directors to serve for
   terms of three years each:                            [ ]     [ ]     [ ]

   THOMAS A. BUIS          KENNETH A. JOYCE
   THOMAS L. SAUER         J. MICHAEL WALZ

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK "FOR ALL EXCEPT" AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

--------------------------------------------------------------------------------
2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING (NON KNOWN AT THE TIME OF SOLICITATION OF THIS PROXY) OR ANY ADJOURNMENT(s) THEREOF.

  WHERE A CHOICE IS INDICATED, THE COMMON SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED OR NOT VOTED AS SPECIFIED. IF NO CHOICE IS INDICATED, THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN ITEM NO. 1 AS DIRECTORS OF THE COMPANY. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT(S) THEREOF OR IF A NOMINEE FOR ELECTION AS A DIRECTOR NAMED IN THE PROXY STATEMENT IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON SUCH MATTERS OR FOR SUCH SUBSTITUTE NOMINEE(S) AS THE DIRECTORS MAY RECOMMEND.

    All proxies previously given or executed by the undersigned are hereby revoked. The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting to Shareholders and Proxy Statement for the Annual Meeting and the Annual Report to Shareholders for the fiscal year ended December 31, 2005.

  Please sign exactly as your name appears hereon. When common shares are registered in two names, both shareholders should sign. When signing as executor, administrator, trustee, guardian, attorney or agent, please give full title as such. If the shareholder is a corporation, please sign in full corporate name by President or other authorized officer. If the shareholder is a partnership, please sign in partnership name by authorized person. (Please note any change of address on this proxy.)


--------------------------------------------------------------------------------
/\ DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED. /\

                             RURBAN FINANCIAL CORP.

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF RURBAN FINANCIAL CORP. IT IS IMPORTANT THAT PROXIES BE VOTED AND RETURNED PROMPTLY. EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE FILL IN, DATE, SIGN AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED SELF-ADDRESSED ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU WISH TO DO SO.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

----------------------------------

----------------------------------

----------------------------------